For period ended 07/31/2006                                       Series 1, 2
File No. 811-2429

Sub-Item 77O:  Transactions effected pursuant to Rule 10f-3
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MARSICO (GROWTH FUND)

NAME OF ISSUER:  Genworth Financial Inc Class A

DATE OF OFFERING:  March 2, 2006

DATE OF PURCHASE:  March 2, 2006

UNDERWRITER FROM WHOM PURCHASED: Citigroup Global Markets, Goldman Sachs, JP Morgan Chase, Lehman Bros, Merrill Lynch, Morgan Stanley, UBS Warburg, Wachovia Capital

"AFFILIATE" UNDERWRITER IN THE SYNDICATE:  Banc of America Securities

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $262,000,000

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $2,332,342,307.25

PURCHASE PRICE:  $32.75/share

COMMISSION, SPREAD OR PROFIT:  $0.81875/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.



MARSICO (AGGRESSIVE GROWTH FUND)

NAME OF ISSUER:  Genworth Financial Inc Class A

DATE OF OFFERING:  March 2, 2006

DATE OF PURCHASE:  March 2, 2006

UNDERWRITER FROM WHOM PURCHASED: Citigroup Global Markets, Goldman Sachs, JP Morgan Chase, Lehman Bros, Merrill Lynch, Morgan Stanley, UBS Warburg, Wachovia Capital

"AFFILIATE" UNDERWRITER IN THE SYNDICATE:  Banc of America Securities

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $262,000,000

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $2,332,342,307.25

PURCHASE PRICE:  $32.75/share

COMMISSION, SPREAD OR PROFIT:  $0.81875/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.